UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2017

MEDPACE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5375 Medpace Way Cincinnati, Ohio	45227
(Address of Principal Executive Offices)	(Zip Code)

(513) 579-9911

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2017, Medpace Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Credit Suisse Securities (USA) LLC, the representatives of the several underwriters named therein (the “Underwriters”), and investment funds affiliated with Cinven Capital Management (V) General Partner Limited (the “Selling Shareholder”), pursuant to which the Selling Shareholder agreed to sell 4,000,000 shares of common stock of the Company (the “Shares”) to the Underwriters (the “Offering”). The Offering closed on December 5, 2017. The Company did not sell any shares in the Offering and did not receive any proceeds from the Offering. The Underwriting Agreement also granted the Underwriters an option for a period of 30 days to purchase up to an additional 600,000 Shares from the Selling Shareholder. The Underwriters exercised in full their option to purchase an additional 600,000 Shares from the Selling Shareholder, which closed concurrently with the Offering on December 5, 2017.

Pursuant to the Underwriting Agreement, the Company agreed to purchase 2,000,000 Shares from the Underwriters at a price per share equal to the price being paid by the Underwriters to the Selling Shareholder, resulting in an aggregate purchase price of approximately $60.3 million (the “Share Repurchase”). The Company expects to fund the Share Repurchase with approximately $60.0 million of borrowings under its senior secured revolving credit facility. The Company expects to fund any remaining amount and related fees and expenses for the Offering and the Share Repurchase with cash on hand.

The Offering was made pursuant to a previously filed Registration Statement on Form S-3 (File No. 333-220306), which was declared effective by the U.S. Securities and Exchange Commission on October 23, 2017. The Offering is being made only by means of the prospectus supplement and the accompanying prospectus.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Selling Shareholder to the Underwriters, the terms and conditions for the Share Repurchase, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 30, 2017, by and among Medpace Holdings, Inc., the Selling Shareholder, Jefferies LLC and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

By:	/s/ Stephen P. Ewald
Name:	Stephen P. Ewald
Title:	General Counsel and Corporate Secretary

Date: December 5, 2017